Exhibit 99.1

Adaptimmune and GSK Have Agreed Terms for Transfer of PRAME and NY-ESO Target Programs back to Adaptimmune

- Adaptimmune plans to be IND-ready in 2023 with a PRAME targeted TCR T-cell therapy -

- Adaptimmune and GSK will work collaboratively to ensure continuity for patients in ongoing clinical trials for lete-cel and next generation TCR T-cells targeting NY-ESO -

-Adaptimmune will receive £30 million in relation to the transition of the ongoing NY-ESO clinical trials -

Philadelphia, Pennsylvania and Oxford, United Kingdom--(Newsfile Corp. – April 11, 2023) - Adaptimmune Therapeutics plc (NASDAQ: ADAP), a leader in T-cell therapy to treat cancer, today announced entry into a transition agreement with GSK plc (LSE:GSK) (NYSE:GSK) regarding the return of rights and materials comprised within the PRAME and NY-ESO cell therapy programs.

“The return of these T-cell programs to Adaptimmune bolsters our pipeline and our leadership position in the field of engineered TCR T-cells for solid tumors,” said Dr. Helen Tayton-Martin, Adaptimmune’s Chief Business and Strategy Officer. “As we have outlined in our focus areas for 2023, we are especially eager to continue development of the PRAME asset, as it is a highly expressed and validated target across a broad range of solid tumor cancers and further complements the work we have done to-date with our MAGE-A4 clinical programs. We will continue to evaluate the emerging data for the NY-ESO asset to determine next steps.”

Transition Plan

●	Adaptimmune and GSK are collaborating to transition materials and data relating to the preclinical PRAME targeted TCR T-cell therapy program to Adaptimmune during 2023.
●	Adaptimmune and GSK are targeting transfer of sponsorship for GSK IGNYTE-ESO clinical trial (NCT03967223) and long-term follow-up clinical trial (NCT03391778) during Q3 of 2023. The parties are collaborating to ensure a smooth transition. All other clinical trials within the NY-ESO targeting program are already closed to enrollment and have already been or will soon be completed by GSK.

Per the terms of the Agreement, Adaptimmune will receive an upfront amount plus milestone-based payments totaling £30 million in relation to the transfer of the clinical trials for the NY-ESO targeted programs.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contact

Investor Relations

Juli P. Miller, Ph.D. — VP, Corporate Affairs and Investor Relations

T : +1 215 825 9310

M : +1 215 460 8920

Juli.Miller@adaptimmune.com

Media Relations

Dana Lynch, Senior Director of Corporate Communications

M: +1 267 990 1217

Dana.Lynch@adaptimmune.com